Exhibit 99.1

NEWS RELEASE

Atlantic Power Announces Purchase of Additional Interest in Canadian Hills Wind Project and Close of Construction Financing

Company Release - 04/02/2012 08:00

BOSTON, April 2, 2012 /PRNewswire/ — Atlantic Power Corporation (the “Company”) today announced the purchase of an additional 48% interest in the Company’s Canadian Hills wind power project in Oklahoma (the “Project”) and the close of a $310 million non-recourse, project-level construction financing facility for the $470 million Project, for which Morgan Stanley serves as sole lead arranger.  The financing includes a $290 million construction loan and a $20 million 5-year letter of credit facility.  The construction loan is structured to be repaid by a tax equity investment when the Project commences commercial operations.  With this closing, the Company owns 99% of the Project and is committed to investing approximately $180 million of equity (net of financing costs) following the funding of the construction financing.   Morgan Stanley is also providing bridge financing commitments that backstop the Company’s equity investment and a portion of the tax equity investments.

Canadian Hills is an approximately 300 MW wind power project located near El Reno, Oklahoma, 20 miles west of Oklahoma City, Oklahoma.  The Project was developed by Apex Wind Energy Holdings, LLC (“Apex”), a leading wind energy company based in Charlottesville, Virginia.  Apex will retain a 1% interest in the Project.  Apex will manage construction of the Project and the Company will oversee operations and be the asset manager.  The Project is expected to generate enough clean, renewable energy to power the equivalent of over 100,000 homes.

“Our investment in Canadian Hills is a significant milestone in the continued growth of the Company”, commented Barry Welch, President and CEO of Atlantic Power.  “We were able to leverage our strong industry expertise to secure and finance a transaction that will increase our net MW ownership by 13% and provide steady, accretive cash flows over the next twenty years.  The investment will increase the Company’s average remaining power purchase agreement life from 8.3 years to 9.9 years and increase the wind segment of our net generating capacity from 3% to 15% while reducing the gas segment from 77% to 68%.”

Construction under the terms of a fixed-price, balance of plant contract will begin immediately and the Company expects the Project to be fully operational by November 2012.  The Company’s equity contributions are expected to be drawn following disbursement of the construction loan, and is anticipated to be a combination of convertible debentures and common equity.  The Company has the ability to use its existing revolving credit facility and the approximately $360 million bridge facility from Morgan Stanley to provide flexibility in the timing of the tax equity and permanent capital raise.  Upon commencement of commercial operations of the Project, the construction loan is expected to be fully repaid by the tax equity investment.  Cash distributions to the Company from the Project are expected to average $16 to $19 million for each full year of operation through 2020, which is net of the portion of the cash allocated to tax equity.  Following completion, the Project will also have a positive impact on reducing the Company’s consolidated leverage and improving credit metrics such as consolidated debt to EBITDA.

The Project has long-term power purchase agreements for 100% of its output with Southwestern Electric Power Company, Oklahoma Municipal Power Authority, and Grand River Dam Authority.  The Project will deploy Mitsubishi 2.4 MW MWT102 and REpower 2.05 MW MM92 wind turbines, both proven technologies that take advantage of the Project’s strong wind regime.

About Atlantic Power

Atlantic Power is a leading publicly traded, power generation and infrastructure company with a well diversified portfolio of assets in the United States and Canada. The Company’s power generation projects sell electricity to utilities and other large commercial customers under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  The net generating capacity of the Company’s projects is approximately 2,140 MW, consisting of interests in 31 operational power generation projects across 11 states and 2 provinces.   The Company also has one 53 MW biomass project under construction in Georgia, one approximately 300 MW wind project in Oklahoma, which is expected to start construction in April 2012, and an 84-mile, 500 kilovolt electric transmission line located in California. Atlantic Power also owns a majority interest in Rollcast Energy, a biomass power plant developer in Charlotte, NC.  Atlantic Power is incorporated in British Columbia, headquartered in Boston and has offices in Chicago, Toronto, Vancouver and San Diego.

Atlantic Power’s corporate strategy is to increase the value of the company through accretive acquisitions in North American markets while generating stable, contracted cash flows from its existing assets to sustain its dividend payout to shareholders. The Company’s dividend is currently paid monthly at an annual rate of Cdn$1.15 per share.

Atlantic Power has a market capitalization of approximately $1.6 billion and trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation Amanda Wagemaker, Investor Relations(617) 977-2700 info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

•                  Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of the Company regarding the Company’s expectations about its investment in Canadian Hills.  Such forward-looking statements reflect current expectations regarding future events and operating performance and speak only as of the date of this news release.  Such forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to:

•                  the assumption that construction of the Project will start immediately;

•                  the assumption that the Project will be fully operational by November 2012;

•                  the assumption that the construction loan will be repaid by tax equity investment when the Project commences commercial operation;

•                  the assumption that the Company will make an equity investment of approximately $180 million following funding of the construction financing;

•                  the anticipation that permanent financing will be a combination of convertible debentures and common equity;

•                  the assumption that the Project will provide $16 to $19 million worth of cash distributions for each full year of operation through 2020; and

•                  the assumption that the Project will improve leverage and credit metrics for the Company.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur.  In addition to the assumptions described above, reference should also be made to the factors discussed under “Risk Factors” in the Company’s proxy dated October 3, 2011.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

SOURCE: Atlantic Power Corporation